UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM 8-K

CURRENT REPORT Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

December 21, 2004 Date of Report (Date of earliest event reported)

SYCAMORE NETWORKS, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	000-27273	04-3410558

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

220 Mill Road Chelmsford, MA 01824 (Address of Principal Executive Offices) (Zip Code)

Registrant's Telephone Number, including Area Code: (978) 250-2900

Not Applicable (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01      Entry into a Material Definitive Agreement.

On December 21, 2004 Sycamore Networks, Inc., entered into the fifth amendment to its agreement with Vodafone Limited, whose registered office is in Berkshire, England (“Vodafone”) dated November 16, 2000, whereby Sycamore is required to provide the hardware, software, training, support and maintenance and project management services to Vodafone on the terms set forth in the Agreement. Such amendment primarily changes the currency of payment to United States Dollars.

Under the agreement, Sycamore has supplied and continues to supply all the licensed programs, equipment and project management services ordered by Vodafone. The initial term of the agreement was 24 months which has been renewed automatically for 12 months periods. The agreement may be terminated by 120 days written notice or for cause upon 30 days notice. This discussion does not purport to be complete and is qualified in its entirety by reference to the agreement, as amended, which will be filed by the company as an exhibit to its Quarterly Report on Form 10-Q.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Sycamore Networks, Inc.

/s/ Richard J. Gaynor

Richard J. Gaynor Chief Financial Officer and Vice President of Finance and Administration

Dated: February 4, 2005